SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 20, 2004

(To Prospectus dated January 23, 2004)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2004-3
                                    Issuer

                                -------------


----------------------------
The Class PO                         The Class PO Certificates
Certificates represent
obligations of the trust             o    This supplement relates to the offering of the Class PO Certificates of
only and do not                           the series referenced above. This supplement does not contain complete
represent an interest in                  information about the offering of the Class PO Certificates. Additional
or obligation of                          information is contained in the prospectus supplement dated February 20,
CWMBS, Inc.,                              2004, prepared in connection with the offering of the offered
Countrywide Home                          certificates of the series referenced above and in the prospectus of the
Loans, Inc.,                              depositor dated January 23, 2004. You are urged to read this supplement,
Countrywide Home                          the prospectus supplement and the prospectus in full.
Loans Servicing LP, or
any of their affiliates.             o    As of July 26, 2004, the class certificate balance of the Class PO
                                          Certificates was approximately $1,709,018.
This supplement may
be used to offer and sell            o    Exhibit 1 to this supplement is the monthly statement made available to
the offered certificates                  holders of the Class PO Certificates on the July 26, 2004 distribution
only if accompanied by                    date.
the prospectus
supplement and the                   o    This supplement also modifies the "Method of Dis tribution" section on
prospectus.                               page S-74 of the prospectus supplement and the "Yield, Prepayment and
                                          Maturity Considerations" section on page S-52 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

August 2, 2004

                            ADDITIONAL INFORMATION

          You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

            o the prospectus supplement, dated February 20, 2004 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

            o the prospectus of the depositor, dated January 23, 2004, which is attached to, and forms a part of this supplement.

                           DESCRIPTION OF COLLATERAL

                        Reports to Certificateholders

          The monthly statement furnished to the Certificateholders on the July 26, 2004 Distribution Date (the "Certificate Date") is included herein as
Exhibit 1.

                            METHOD OF DISTRIBUTION

          Pursuant to a Placement Agency Agreement, dated as of July 30, 2004, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

          The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is August 2, 2004, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 70.0%.


                      Sensitivity of the Principal Only Certificates to Prepayments
                                       (Pre-tax Yields to Maturity)

                                            Percentage of the Prepayment Assumption
                        ---------------------------------------------------------------------------------
Class                        0%              100%            325%            400%             500%
-------                 ------------   --------------   -------------   -------------   -----------------
Class PO ............       2.0%             3.6%            8.2%            9.8%            11.8%


          It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                  [Attached]


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3



                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Certificate                               Pass
                                              Class               Rate             Beginning           Through          Principal
Class                      Cusip           Description            Type              Balance           Rate (%)         Distribution
-----------------------------------------------------------------------------------------------------------------------------------

         A1              12669FNZ2           Senior            Fix-30/360        17,062,876.53        5.500000           406,071.53
         A2              12669FPA5           Senior            Fix-30/360        74,411,682.45        4.500000           366,669.23
         A3              12669FPB3          Strip IO           Fix-30/360        17,291,670.10        5.750000                 0.00
         A4              12669FPC1           Senior            Fix-30/360        12,000,000.00        5.750000                 0.00
         A5              12669FPD9           Senior            Fix-30/360           103,303.65        5.750000            44,473.52
         A6              12669FPE7           Senior            Fix-30/360         1,394,000.00        5.750000                 0.00
         A7              12669FPF4           Senior            Fix-30/360         3,432,000.00        5.750000                 0.00
         A8              12669FPG2           Senior            Fix-30/360           765,851.74        5.500000           329,708.81
         A9              12669FPH0           Senior            Fix-30/360            34,239.45        6.000000            14,740.52
        A10              12669FPJ6           Senior            Fix-30/360         2,500,000.00        5.500000                 0.00
        A11              12669FPK3           Senior            Fix-30/360         2,500,000.00        6.000000                 0.00
        A12              12669FPL1           Senior            Fix-30/360         2,000,000.00        5.500000                 0.00
        A13              12669FPM9           Senior            Fix-30/360         2,000,000.00        6.000000                 0.00
        A14              12669FPN7           Senior            Var-30/360         1,612,256.76        2.900000           694,096.82
        A15              12669FPP2           Senior            Var-30/360           690,967.12        7.800000           297,470.04
        A16              12669FPQ0           Senior            Var-30/360           143,311.73       26.999993            61,697.50
        A17              12669FPR8           Senior            Var-30/360            40,946.14        9.000000            17,627.83
        A18              12669FPS6           Senior            Fix-30/360           731,000.00        6.000000           315,000.00
        A19              12669FPT4           Senior            Fix-30/360        12,825,000.00        5.250000                 0.00
        A20              12669FPU1          Strip IO           Fix-30/360           741,864.20        5.750000                 0.00
        A21              12669FPV9           Senior            Fix-30/360                 0.00        5.500000                 0.00
        A22              12669FPW7           Senior            Fix-30/360        72,691,136.85        5.750000         1,729,942.86
        A23              12669FPX5           Senior            Fix-30/360        15,164,042.00        5.750000                 0.00
        A24              12669FPY3          Strip IO           Fix-30/360           672,565.22        5.750000                 0.00
        A25              12669FPZ0           Senior            Fix-30/360         1,455,000.00        5.750000                 0.00
        A26              12669FQA4           Senior            Fix-30/360        15,469,000.00        5.500000                 0.00
         PO              12669FQB2          Strip PO           Fix-30/360         1,712,363.76        0.000000             3,345.58
         AR              12669FQC0           Senior            Fix-30/360                 0.00        5.750000                 0.00

-----------------------------------------------------------------------------------------------------------------------------------

         M               12669FQD8           Junior            Fix-30/360         4,483,010.65        5.750000             4,492.50
         B1              12669FQE6           Junior            Fix-30/360         1,793,204.26        5.750000             1,797.00
         B2              12669FQF3           Junior            Fix-30/360         1,046,035.82        5.750000             1,048.25
         B3              12669FQG1           Junior            Fix-30/360           597,734.75        5.750000               599.00
         B4              12669FQH9           Junior            Fix-30/360           448,301.07        5.750000               449.25
         B5              12669FQJ5           Junior            Fix-30/360           597,735.21        5.750000               599.00

-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3



                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Current                              Cumulative
                                Interest             Total             Realized            Ending            Realized
Class                         Distribution       Distribution           Losses             Balance            Losses
-----------------------------------------------------------------------------------------------------------------------------------

         A1                       78,204.85         484,276.38               0.00       16,656,805.00               0.00
         A2                      279,043.81         645,713.04               0.00       74,045,013.22               0.00
         A3                       82,855.92          82,855.92               0.00       17,211,959.40               0.00
         A4                       57,500.00          57,500.00               0.00       12,000,000.00               0.00
         A5                          495.00          44,968.52               0.00           58,830.13               0.00
         A6                        6,679.58           6,679.58               0.00        1,394,000.00               0.00
         A7                       16,445.00          16,445.00               0.00        3,432,000.00               0.00
         A8                        3,510.15         333,218.96               0.00          436,142.93               0.00
         A9                          171.20          14,911.71               0.00           19,498.94               0.00
        A10                       11,458.33          11,458.33               0.00        2,500,000.00               0.00
        A11                       12,500.00          12,500.00               0.00        2,500,000.00               0.00
        A12                        9,166.67           9,166.67               0.00        2,000,000.00               0.00
        A13                       10,000.00          10,000.00               0.00        2,000,000.00               0.00
        A14                        3,896.29         697,993.11               0.00          918,159.94               0.00
        A15                        4,491.29         301,961.33               0.00          393,497.08               0.00
        A16                        3,224.51          64,922.01               0.00           81,614.22               0.00
        A17                          307.10          17,934.93               0.00           23,318.31               0.00
        A18                        3,655.00         318,655.00               0.00          416,000.00               0.00
        A19                       56,109.38          56,109.38               0.00       12,825,000.00               0.00
        A20                        3,554.77           3,554.77               0.00          724,208.91               0.00
        A21                            0.00               0.00               0.00                0.00               0.00
        A22                      348,311.70       2,078,254.56               0.00       70,961,193.99               0.00
        A23                       72,661.03          72,661.03               0.00       15,164,042.00               0.00
        A24                        3,222.71           3,222.71               0.00          672,565.22               0.00
        A25                        6,971.88           6,971.88               0.00        1,455,000.00               0.00
        A26                       70,899.58          70,899.58               0.00       15,469,000.00               0.00
         PO                            0.00           3,345.58               0.00        1,709,018.18               0.00
         AR                            3.03               3.03               0.00                0.00               0.00

-----------------------------------------------------------------------------------------------------------------------------------

         M                        21,481.09          25,973.59               0.00        4,478,518.15               0.00
         B1                        8,592.44          10,389.44               0.00        1,791,407.26               0.00
         B2                        5,012.25           6,060.50               0.00        1,044,987.57               0.00
         B3                        2,864.15           3,463.15               0.00          597,135.75               0.00
         B4                        2,148.11           2,597.36               0.00          447,851.82               0.00
         B5                        2,864.15           3,463.15               0.00          597,136.21               0.00

-----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3



-----------------------------------------------------------------------------------------------------------------------------------

       Totals                                                                   249,704,999.94                         4,289,829.24

-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3



-----------------------------------------------------------------------------------------------------------------------------------

       Totals                  1,188,300.97       5,478,130.20               0.00      245,415,170.70               0.00

-----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




                                                   Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                            Original           Beginning           Scheduled                           Unscheduled
                                           Certificate        Certificate          Principal          Accretion         Principal
Class                      Cusip             Balance            Balance          Distribution         Principal        Adjustments
-----------------------------------------------------------------------------------------------------------------------------------

         A1              12669FNZ2        20,000,000.00      17,062,876.53          406,071.53            0.00                 0.00
         A2              12669FPA5        75,500,000.00      74,411,682.45          366,669.23            0.00                 0.00
         A3              12669FPB3        17,528,260.00      17,291,670.10                0.00            0.00                 0.00
         A4              12669FPC1        12,000,000.00      12,000,000.00                0.00            0.00                 0.00
         A5              12669FPD9           706,000.00         103,303.65           44,473.52            0.00                 0.00
         A6              12669FPE7         1,394,000.00       1,394,000.00                0.00            0.00                 0.00
         A7              12669FPF4         3,432,000.00       3,432,000.00                0.00            0.00                 0.00
         A8              12669FPG2         5,234,000.00         765,851.74          329,708.81            0.00                 0.00
         A9              12669FPH0           234,000.00          34,239.45           14,740.52            0.00                 0.00
        A10              12669FPJ6         2,500,000.00       2,500,000.00                0.00            0.00                 0.00
        A11              12669FPK3         2,500,000.00       2,500,000.00                0.00            0.00                 0.00
        A12              12669FPL1         2,000,000.00       2,000,000.00                0.00            0.00                 0.00
        A13              12669FPM9         2,000,000.00       2,000,000.00                0.00            0.00                 0.00
        A14              12669FPN7        11,018,519.00       1,612,256.76          694,096.82            0.00                 0.00
        A15              12669FPP2         4,722,222.00         690,967.12          297,470.04            0.00                 0.00
        A16              12669FPQ0           979,424.00         143,311.73           61,697.50            0.00                 0.00
        A17              12669FPR8           279,835.00          40,946.14           17,627.83            0.00                 0.00
        A18              12669FPS6         5,000,000.00         731,000.00          315,000.00            0.00                 0.00
        A19              12669FPT4        12,825,000.00      12,825,000.00                0.00            0.00                 0.00
        A20              12669FPU1           949,130.00         741,864.20                0.00            0.00                 0.00
        A21              12669FPV9         1,830,000.00               0.00                0.00            0.00                 0.00
        A22              12669FPW7        93,000,000.00      72,691,136.85        1,729,942.86            0.00                 0.00
        A23              12669FPX5        15,164,042.00      15,164,042.00                0.00            0.00                 0.00
        A24              12669FPY3           672,565.00         672,565.22                0.00            0.00                 0.00
        A25              12669FPZ0         1,455,000.00       1,455,000.00                0.00            0.00                 0.00
        A26              12669FQA4        15,469,000.00      15,469,000.00                0.00            0.00                 0.00
         PO              12669FQB2         1,756,857.54       1,712,363.76            3,345.58            0.00                 0.00
         AR              12669FQC0               100.00               0.00                0.00            0.00                 0.00

-----------------------------------------------------------------------------------------------------------------------------------

         M               12669FQD8         4,500,000.00       4,483,010.65            4,492.50            0.00                 0.00
         B1              12669FQE6         1,800,000.00       1,793,204.26            1,797.00            0.00                 0.00
         B2              12669FQF3         1,050,000.00       1,046,035.82            1,048.25            0.00                 0.00
         B3              12669FQG1           600,000.00         597,734.75              599.00            0.00                 0.00
         B4              12669FQH9           450,000.00         448,301.07              449.25            0.00                 0.00
         B5              12669FQJ5           600,000.46         597,735.21              599.00            0.00                 0.00

-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




                                                   Principal Distribution Detail

------------------------------------------------------------------------------------------------------
                                Net              Current             Ending             Ending
                             Principal          Realized          Certificate         Certificate
Class                      Distribution          Losses             Balance             Factor
------------------------------------------------------------------------------------------------------

         A1                   406,071.53               0.00      16,656,805.00         0.83284024992
         A2                   366,669.23               0.00      74,045,013.22         0.98072865192
         A3                         0.00               0.00      17,211,959.40         0.98195482014
         A4                         0.00               0.00      12,000,000.00         1.00000000000
         A5                    44,473.52               0.00          58,830.13         0.08332879755
         A6                         0.00               0.00       1,394,000.00         1.00000000000
         A7                         0.00               0.00       3,432,000.00         1.00000000000
         A8                   329,708.81               0.00         436,142.93         0.08332879755
         A9                    14,740.52               0.00          19,498.94         0.08332879755
        A10                         0.00               0.00       2,500,000.00         1.00000000000
        A11                         0.00               0.00       2,500,000.00         1.00000000000
        A12                         0.00               0.00       2,000,000.00         1.00000000000
        A13                         0.00               0.00       2,000,000.00         1.00000000000
        A14                   694,096.82               0.00         918,159.94         0.08332879755
        A15                   297,470.04               0.00         393,497.08         0.08332879755
        A16                    61,697.50               0.00          81,614.22         0.08332879755
        A17                    17,627.83               0.00          23,318.31         0.08332879755
        A18                   315,000.00               0.00         416,000.00         0.08320000000
        A19                         0.00               0.00      12,825,000.00         1.00000000000
        A20                         0.00               0.00         724,208.91         0.76302394084
        A21                         0.00               0.00               0.00         0.00000000000
        A22                 1,729,942.86               0.00      70,961,193.99         0.76302359131
        A23                         0.00               0.00      15,164,042.00         1.00000000000
        A24                         0.00               0.00         672,565.22         1.00000032323
        A25                         0.00               0.00       1,455,000.00         1.00000000000
        A26                         0.00               0.00      15,469,000.00         1.00000000000
         PO                     3,345.58               0.00       1,709,018.18         0.97276992735
         AR                         0.00               0.00               0.00         0.00000000000

------------------------------------------------------------------------------------------------------

         M                      4,492.50               0.00       4,478,518.15         0.99522625647
         B1                     1,797.00               0.00       1,791,407.26         0.99522625647
         B2                     1,048.25               0.00       1,044,987.57         0.99522625647
         B3                       599.00               0.00         597,135.75         0.99522625647
         B4                       449.25               0.00         447,851.82         0.99522625647
         B5                       599.00               0.00         597,136.21         0.99522625647

------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3





       Totals                            300,000,000.00     249,704,999.94        4,289,829.24               0.00              0.00


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




-----------------------------------------------------------------------------------------------------------------------------------

       Totals                          4,289,829.24               0.00     245,415,170.70

-----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




                                                    Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                         Beginning            Pass              Accrued           Cumulative                               Total
                        Certificate          Through            Optimal             Unpaid            Deferred           Interest
Class                     Balance           Rate (%)            Interest           Interest           Interest             Due
-----------------------------------------------------------------------------------------------------------------------------------

         A1            17,062,876.53        5.500000             78,204.85                0.00               0.00         78,204.85
         A2            74,411,682.45        4.500000            279,043.81                0.00               0.00        279,043.81
         A3            17,291,670.10        5.750000             82,855.92                0.00               0.00         82,855.92
         A4            12,000,000.00        5.750000             57,500.00                0.00               0.00         57,500.00
         A5               103,303.65        5.750000                495.00                0.00               0.00            495.00
         A6             1,394,000.00        5.750000              6,679.58                0.00               0.00          6,679.58
         A7             3,432,000.00        5.750000             16,445.00                0.00               0.00         16,445.00
         A8               765,851.74        5.500000              3,510.15                0.00               0.00          3,510.15
         A9                34,239.45        6.000000                171.20                0.00               0.00            171.20
        A10             2,500,000.00        5.500000             11,458.33                0.00               0.00         11,458.33
        A11             2,500,000.00        6.000000             12,500.00                0.00               0.00         12,500.00
        A12             2,000,000.00        5.500000              9,166.67                0.00               0.00          9,166.67
        A13             2,000,000.00        6.000000             10,000.00                0.00               0.00         10,000.00
        A14             1,612,256.76        2.900000              3,896.29                0.00               0.00          3,896.29
        A15               690,967.12        7.800000              4,491.29                0.00               0.00          4,491.29
        A16               143,311.73       26.999993              3,224.51                0.00               0.00          3,224.51
        A17                40,946.14        9.000000                307.10                0.00               0.00            307.10
        A18               731,000.00        6.000000              3,655.00                0.00               0.00          3,655.00
        A19            12,825,000.00        5.250000             56,109.38                0.00               0.00         56,109.38
        A20               741,864.20        5.750000              3,554.77                0.00               0.00          3,554.77
        A21                     0.00        5.500000                  0.00                0.00               0.00              0.00
        A22            72,691,136.85        5.750000            348,311.70                0.00               0.00        348,311.70
        A23            15,164,042.00        5.750000             72,661.03                0.00               0.00         72,661.03
        A24               672,565.22        5.750000              3,222.71                0.00               0.00          3,222.71
        A25             1,455,000.00        5.750000              6,971.88                0.00               0.00          6,971.88
        A26            15,469,000.00        5.500000             70,899.58                0.00               0.00         70,899.58
         PO             1,712,363.76        0.000000                  0.00                0.00               0.00              0.00
         AR                     0.00        5.750000                  0.00                0.00               0.00              0.00

-----------------------------------------------------------------------------------------------------------------------------------

         M              4,483,010.65        5.750000             21,481.09                0.00               0.00         21,481.09
         B1             1,793,204.26        5.750000              8,592.44                0.00               0.00          8,592.44
         B2             1,046,035.82        5.750000              5,012.25                0.00               0.00          5,012.25
         B3               597,734.75        5.750000              2,864.15                0.00               0.00          2,864.15
         B4               448,301.07        5.750000              2,148.11                0.00               0.00          2,148.11
         B5               597,735.21        5.750000              2,864.15                0.00               0.00          2,864.15

-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




                                                    Interest Distribution Detail

--------------------------------------------------------------------------------
                               Net            Unscheduled
                           Prepayment          Interest            Interest
Class                     Int Shortfall       Adjustment             Paid
--------------------------------------------------------------------------------

         A1                        0.00               0.00          78,204.85
         A2                        0.00               0.00         279,043.81
         A3                        0.00               0.00          82,855.92
         A4                        0.00               0.00          57,500.00
         A5                        0.00               0.00             495.00
         A6                        0.00               0.00           6,679.58
         A7                        0.00               0.00          16,445.00
         A8                        0.00               0.00           3,510.15
         A9                        0.00               0.00             171.20
        A10                        0.00               0.00          11,458.33
        A11                        0.00               0.00          12,500.00
        A12                        0.00               0.00           9,166.67
        A13                        0.00               0.00          10,000.00
        A14                        0.00               0.00           3,896.29
        A15                        0.00               0.00           4,491.29
        A16                        0.00               0.00           3,224.51
        A17                        0.00               0.00             307.10
        A18                        0.00               0.00           3,655.00
        A19                        0.00               0.00          56,109.38
        A20                        0.00               0.00           3,554.77
        A21                        0.00               0.00               0.00
        A22                        0.00               0.00         348,311.70
        A23                        0.00               0.00          72,661.03
        A24                        0.00               0.00           3,222.71
        A25                        0.00               0.00           6,971.88
        A26                        0.00               0.00          70,899.58
         PO                        0.00               0.00               0.00
         AR                        0.00               0.00               3.03

--------------------------------------------------------------------------------

         M                         0.00               0.00          21,481.09
         B1                        0.00               0.00           8,592.44
         B2                        0.00               0.00           5,012.25
         B3                        0.00               0.00           2,864.15
         B4                        0.00               0.00           2,148.11
         B5                        0.00               0.00           2,864.15

--------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




-----------------------------------------------------------------------------------------------------------------------------------

       Totals         249,704,999.94                          1,188,297.94                0.00               0.00      1,188,297.94

-----------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




------------------------------------------------------------------------

       Totals         0.00               0.00       1,188,300.97

------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




                                            Current Payment Information
                                                 Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                               Original        Beginning Cert.                                        Ending Cert.           Pass
                              Certificate          Notional      Principal          Interest            Notional            Through
Class              Cusip        Balance            Balance     Distribution       Distribution          Balance            Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
         A1      12669FNZ2   20,000,000.00      853.143826618   20.303576702        3.910242539      832.840249917         5.500000
         A2      12669FPA5   75,500,000.00      985.585198013    4.856546093        3.695944493      980.728651921         4.500000
         A3      12669FPB3   17,528,260.00      986.502373757    0.000000000        4.726990541      981.954820139         5.750000
         A4      12669FPC1   12,000,000.00    1,000.000000000    0.000000000        4.791666667    1,000.000000000         5.750000
         A5      12669FPD9      706,000.00      146.322456182   62.993658632        0.701128436       83.328797550         5.750000
         A6      12669FPE7    1,394,000.00    1,000.000000000    0.000000000        4.791666667    1,000.000000000         5.750000
         A7      12669FPF4    3,432,000.00    1,000.000000000    0.000000000        4.791666667    1,000.000000000         5.750000
         A8      12669FPG2    5,234,000.00      146.322456182   62.993658632        0.670644591       83.328797550         5.500000
         A9      12669FPH0      234,000.00      146.322456182   62.993658632        0.731612281       83.328797550         6.000000
        A10      12669FPJ6    2,500,000.00    1,000.000000000    0.000000000        4.583333333    1,000.000000000         5.500000
        A11      12669FPK3    2,500,000.00    1,000.000000000    0.000000000        5.000000000    1,000.000000000         6.000000
        A12      12669FPL1    2,000,000.00    1,000.000000000    0.000000000        4.583333333    1,000.000000000         5.500000
        A13      12669FPM9    2,000,000.00    1,000.000000000    0.000000000        5.000000000    1,000.000000000         6.000000
        A14      12669FPN7   11,018,519.00      146.322456182   62.993658632        0.353612602       83.328797550         2.900000
        A15      12669FPP2    4,722,222.00      146.322456182   62.993658632        0.951095965       83.328797550         7.800000
        A16      12669FPQ0      979,424.00      146.322456182   62.993658632        3.292254428       83.328797550        26.999993
        A17      12669FPR8      279,835.00      146.322456182   62.993658632        1.097418421       83.328797550         9.000000
        A18      12669FPS6    5,000,000.00      146.200000000   63.000000000        0.731000000       83.200000000         6.000000
        A19      12669FPT4   12,825,000.00    1,000.000000000    0.000000000        4.375000000    1,000.000000000         5.250000
        A20      12669FPU1      949,130.00      781.625485507    0.000000000        3.745288785      763.023940841         5.750000
        A21      12669FPV9    1,830,000.00        0.000000000    0.000000000        0.000000000        0.000000000         5.500000
        A22      12669FPW7   93,000,000.00      781.625127455   18.601536144        3.745287069      763.023591311         5.750000
        A23      12669FPX5   15,164,042.00    1,000.000000000    0.000000000        4.791666667    1,000.000000000         5.750000
        A24      12669FPY3      672,565.00    1,000.000323227    0.000000000        4.791668215    1,000.000323227         5.750000
        A25      12669FPZ0    1,455,000.00    1,000.000000000    0.000000000        4.791666667    1,000.000000000         5.750000
        A26      12669FQA4   15,469,000.00    1,000.000000000    0.000000000        4.583333333    1,000.000000000         5.500000
         PO      12669FQB2    1,756,857.54      974.674225741    1.904298391        0.000000000      972.769927351         0.000000
         AR      12669FQC0          100.00        0.000000000    0.000000000       30.308063379        0.000000000         5.750000

-----------------------------------------------------------------------------------------------------------------------------------

         M       12669FQD8    4,500,000.00      996.224589225    0.998332756        4.773576157      995.226256469         5.750000
         B1      12669FQE6    1,800,000.00      996.224589225    0.998332756        4.773576157      995.226256469         5.750000
         B2      12669FQF3    1,050,000.00      996.224589225    0.998332756        4.773576157      995.226256469         5.750000
         B3      12669FQG1      600,000.00      996.224589225    0.998332756        4.773576157      995.226256469         5.750000
         B4      12669FQH9      450,000.00      996.224589225    0.998332756        4.773576157      995.226256469         5.750000
         B5      12669FQJ5      600,000.46      996.224589225    0.998332756        4.773576157      995.226256469         5.750000

-----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3



-----------------------------------------------------------------------------------------------------------------------------------

       Totals               300,000,000.00      832.349999800    14.299430800       3.961003233      818.050569000

-----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




Pool Level Data
Distribution Date                                                                                                           7/26/04
Cut-off Date                                                                                                                2/ 1/04
Determination Date                                                                                                          7/ 1/04
Accrual Period 30/360                                 Begin                                                                 6/ 1/04
                                                      End                                                                   7/ 1/04
Number of Days in 30/360 Accrual Period                                                                                          30



------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    249,705,612.24
Ending Aggregate Pool Stated Principal Balance                                                                       245,415,814.70

Beginning Aggregate Certificate Stated Principal Balance                                                             249,704,999.96
Ending Aggregate Certificate Stated Principal Balance                                                                245,415,170.71

Beginning Aggregate Loan Count                                                                                                  511
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   8
Ending Aggregate Loan Count                                                                                                     503

Beginning Weighted Average Loan Rate (WAC)                                                                                6.128883%
Ending Weighted Average Loan Rate (WAC)                                                                                   6.124239%

Beginning Net Weighted Average Loan Rate                                                                                  5.710569%
Ending Net Weighted Average Loan Rate                                                                                     5.709958%

Weighted Average Maturity (WAM) (Months)                                                                                        354

Servicer Advances                                                                                                         28,162.00

Aggregate Pool Prepayment                                                                                              4,039,440.67
Pool Prepayment Rate                                                                                                    17.7911 CPR




                                                               Page 1




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




------------------------------------------------------------------------------
                            Certificate Information
------------------------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                    96.3845702195%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.6154297805%
Subordinate Prepayment Percentage                                                                                     0.0000000000%


Certificate Account

Beginning Balance                                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                                     5,561,595.22
Liquidation Proceeds                                                                                                           0.00
All Other Proceeds                                                                                                             0.00
Other Amounts                                                                                                                  0.00

Total Deposits                                                                                                         5,561,595.22


Withdrawals
Reimbursement of Servicer Advances                                                                                             0.00
Payment of Master Servicer Fees                                                                                           47,773.31
Payment of Sub Servicer Fees                                                                                              35,723.42
Payment of Other Fees                                                                                                     35,531.77
Payment of Insurance Premium(s)                                                                                                0.00
Payment of Personal Mortgage Insurance                                                                                       191.65
Other Permitted Withdrawal per the Pooling and Service Agreement                                                               0.00
Payment of Principal and Interest                                                                                      5,478,130.20
                                                                                                                       ------------
Total Withdrawals                                                                                                      5,597,350.35

Ending Balance                                                                                                               -31.71


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  1,676.56
Compensation for Gross PPIS from Servicing Fees                                                                            1,676.56
Other Gross PPIS Compensation                                                                                                  0.00
                                                                                                                           --------



                                                               Page 2




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




Total Net PPIS (Non-Supported PPIS)                                                                                           -0.00


Master Servicing Fees Paid                                                                                                47,773.31
Insurance Premium(s) Paid                                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                                        191.65
Other Fees Paid                                                                                                           35,531.77
                                                                                                                          ---------

Total Fees                                                                                                                83,496.73



------------------------------------------------------------------------------
                            Delinquency Information
------------------------------------------------------------------------------

Group 1
-------

Delinquency                                     One Payment              Two Payments          Three+ Payments               Totals
-----------                                     -----------              ------------          ---------------               ------

Scheduled Principal Balance                    2,876,345.80                516,655.40               734,260.08         4,127,261.28
Percentage of Total Pool Balance                  1.172030%                 0.210522%                0.299190%            1.681742%
Number of Loans                                           7                         1                        2                   10
Percentage of Total Loans                         1.391650%                 0.198807%                0.397614%            1.988072%

Foreclosure
Scheduled Principal Balance                            0.00                      0.00               334,537.19           334,537.19
Percentage of Total Pool Balance                  0.000000%                 0.000000%                0.136314%            0.136314%
Number of Loans                                           0                         0                        1                    1
Percentage of Total Loans                         0.000000%                 0.000000%                0.198807%            0.198807%

Bankruptcy
Scheduled Principal Balance                            0.00                      0.00                     0.00                 0.00
Percentage of Total Pool Balance                  0.000000%                 0.000000%                0.000000%            0.000000%
Number of Loans                                           0                         0                        0                    0
Percentage of Total Loans                         0.000000%                 0.000000%                0.000000%            0.000000%

REO
Scheduled Principal Balance                            0.00                      0.00                     0.00                 0.00
Percentage of Total Pool Balance                  0.000000%                 0.000000%                0.000000%            0.000000%




                                                               Page 3




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




REO
---

Number of Loans                                           0                         0                        0                    0
Percentage of Total Loans                         0.000000%                 0.000000%                0.000000%            0.000000%

Book Value of all REO Loans                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                                                           0.00
Total Realized Losses                                                                                                          0.00



------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                                            Original              Current
----------                                                                                            --------              -------
Bankruptcy Loss                                                                                     100,000.00           100,000.00
Bankruptcy Percentage                                                                                0.033333%            0.040747%
Credit/Fraud Loss                                                                                 3,000,000.00         3,000,000.00
Credit/Fraud Loss Percentage                                                                         1.000000%            1.222415%
Special Hazard Loss                                                                               3,797,682.00         3,438,216.52
Special Hazard Loss Percentage                                                                       1.265894%            1.400976%

Credit Support                                                                                        Original              Current
--------------                                                                                        --------              -------

Class A                                                                                         290,999,999.54       236,458,133.95
Class A Percentage                                                                                  97.000000%           96.350251%

Class M                                                                                           4,500,000.00         4,478,518.15
Class M Percentage                                                                                   1.500000%            1.824874%

Class B1                                                                                          1,800,000.00         1,791,407.26
Class B1 Percentage                                                                                  0.600000%            0.729950%

Class B2                                                                                          1,050,000.00         1,044,987.57
Class B2 Percentage                                                                                  0.350000%            0.425804%

Class B3                                                                                            600,000.00           597,135.75
Class B3 Percentage                                                                                  0.200000%            0.243317%

Class B4                                                                                            450,000.00           447,851.82



                                                               Page 4




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2004-3




Credit Support                                                                                        Original              Current
--------------                                                                                        --------              -------

Class B4 Percentage                                                                                  0.150000%            0.182487%

Class B5                                                                                            600,000.46           597,136.21
Class B5 Percentage                                                                                  0.200000%            0.243317%




------------------------------------------------------------------------------
                           Reserve Fund Information
------------------------------------------------------------------------------

Class A18 Rounding Account
--------------------------

Beginning Balance                                                                                                            387.72
Deposits                                                                                                                     612.28
Accrued Interest                                                                                                               0.00
Withdrawals                                                                                                                  643.99
Ending Balance                                                                                                               356.01





                                                               Page 5